EXHIBIT 21

Subsidiaries of MGE Energy, Inc.

As of December 31, 2017, the company held the following subsidiaries (all of which are formed or organized as Wisconsin entities):

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Madison Gas and Electric Company – a regulated utility that generates and distributes electricity to approximately 151,000 customers in Dane County, Wisconsin, and purchases and distributes natural gas to approximately 158,000 customers in seven Wisconsin counties.

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MGE Power LLC – owns MGE Power West Campus, LLC and MGE Power Elm Road, LLC.

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MGE Power West Campus, LLC – owns a controlling interest in the electric generating assets related to the West Campus Cogeneration Facility. MGE Power West Campus has leased its share of these assets to Madison Gas and Electric Company through a long-term lease agreement.

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MGE Power Elm Road, LLC – owns an 8.33% undivided ownership interest in two coal-fired generating units in Oak Creek, Wisconsin. MGE Power Elm Road has leased its share of the generating units to Madison Gas and Electric Company through separate long-term lease agreements.

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MGE Transco Investment LLC – owns a minority equity interest in American Transmission Company LLC, which owns and operates electric transmission facilities in Wisconsin.

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MGEE Transco LLC – owns a minority equity interest in ATC Holdco LLC, which will facilitate electric transmission development and investments outside of Wisconsin.

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Central Wisconsin Development Corporation – assists new and expanding businesses throughout central Wisconsin by participating in planning, financing, property acquisition, joint ventures and associated activities.

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MAGAEL, LLC – holds title to property for future utility plant expansion and nonutility property.

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MGE Services, LLC – owns NGV Fueling Services, LLC, and provides construction and other services.

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NGV Fueling Services, LLC – provided compressed natural gas services and is expected to be dissolved in 2018.

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North Mendota Energy & Technology Park, LLC – owns and serves as the development entity for property.

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MGE State Energy Services, LLC – holds a 50% interest in State Energy Services, LLC, in which a subsidiary of Wisconsin Energy Corporation holds the remaining 50% interest. State Energy Services, LLC was formed for the purpose of bidding on certain energy production assets and facilities currently owned by the State of Wisconsin, should the State decide to sell those facilities.